EXHIBIT 99.1

Insperity Announces Second Quarter Results

•	Q2 revenue up 10% on 8% worksite employee growth
•	YTD EPS increases 27% to $0.75
•	433,000 shares repurchased YTD
•	Working capital of $133 million and no debt

HOUSTON – July 31, 2012 – Insperity, Inc. (NYSE: NSP), a leading provider of human resources and business performance solutions for America’s best businesses, today reported results for the second quarter and six months ended June 30, 2012.  For the second quarter, the company reported net income of $5.6 million and diluted earnings per share of $0.22.

For the six months ended June 30, 2012, the company reported net income of $19.5 million, a 25.6% increase over the $15.5 million earned in the 2011 period.  Diluted earnings per share were $0.75, an increase of 27.1% over the 2011 period.

“We are pleased with the quarter and the first half of 2012, especially against the backdrop of a slowing economy,” said Paul J. Sarvadi, Insperity chairman and chief executive officer.  “We are positioned well to continue our business transformation, including cross-selling current and new product offerings over the balance of the year.”

Second Quarter Results

Revenues for the second quarter of 2012 increased 9.8% over the second quarter of 2011 due to an 8.3% increase in the average number of worksite employees paid per month and a 1.3% increase in revenues per worksite employee per month.  Gross profit increased 4.1% over the second quarter of 2011 to $87.3 million.  The average gross profit per worksite employee per month decreased $10, or 4.1% to $234, compared to the second quarter of 2011.  Gross profit results included better than expected results from workers’ compensation and payroll taxes, including a $2.9 million payroll-related tax credit, offset by an adjustment for higher than expected runoff of health insurance claims incurred in prior quarters.

Operating expenses increased 7.5% to $77.9 million compared to the second quarter of 2011.  This increase included costs associated with the Insperity ChampionshipTM professional golf tournament, moved from its historical fourth quarter date to the second quarter.  In addition, 2012 included higher salaries and wages due in part to our adjacent businesses, partially offset by the non-recurrence of expenses related to our 2011 rebranding initiative.  Operating expenses per worksite employee per month decreased 0.9% to $209 in the 2012 quarter compared to $211 in the 2011 quarter.

Insperity, Inc.

Year-to-Date Results

Year-to-date revenues were $1.1 billion, an increase of 10.4% over the 2011 period.  Gross profit for the six months ended June 30, 2012, increased 8.9% to $190.3 million.  The average gross profit per worksite employee per month increased $1, or 0.4%, to $258 in the 2012 period from $257 in the 2011 period.

Year-to-date operating expenses increased 6.5% over the first six months of 2011 to $157.8 million.  This increase was primarily due to costs associated with the Insperity ChampionshipTM professional golf tournament, which was moved into the first half of the year; higher salaries and wages due in part to our adjacent businesses; partially offset by the non-recurrence of expenses related to our 2011 rebranding initiative.  On a per worksite employee per month basis, operating expenses decreased 1.8% to $214 in the 2012 period from $218 in the 2011 period.

EBITDA plus stock-based compensation increased 19.8% to $46.7 million compared to the first six months of 2011.  In addition, the company received a $2.5 million scheduled reimbursement from its workers’ compensation program during the second quarter.  Cash outlays included dividends of $8.3 million, capital expenditures of $8.3 million and the repurchase of 433,011 shares at a cost of $11.7 million.  Working capital at June 30, 2012, was $133.5 million, an increase of $6.9 million over December 31, 2011.

“Our continued strong cash flow allowed us to recently increase our dividend rate and repurchase shares while continuing to invest in our long-term growth objectives,” said Douglas S. Sharp, senior vice-president of finance, chief financial officer and treasurer.

Insperity will be hosting a conference call today at 10 a.m. ET to discuss these results, give guidance for the third quarter and update the full year 2012 guidance, and answer questions from investment analysts.  To listen in, call 877-651-0053 and use conference i.d. number 99087999.  The call will also be webcast at http://ir.insperity.com. The conference call script and company guidance will be available at the same website later today. A replay of the conference call will be available at 855-859-2056, conference i.d. 99087999, for one week.  The webcast will be archived for one year.

Insperity, a trusted advisor to America’s best businesses for more than 25 years, provides an array of human resources and business solutions designed to help improve business performance. InsperityTM Business Performance Advisors offer the most comprehensive Workforce OptimizationTM solution in the marketplace that delivers administrative relief, better benefits, reduced liabilities and a systematic way to improve productivity.  Additional offerings include MidMarket SolutionsTM, Performance Management, Expense Management, Time and Attendance, Organizational Planning, Recruiting Services, Employment Screening, Retirement Services and Insurance Services. Insperity business performance solutions support more than 100,000 businesses with over 2 million employees.  With 2011 revenues of $2 billion, Insperity operates in 56 offices throughout the United States.  For more information, visit http://www.insperity.com.

Insperity, Inc.

The statements contained herein that are not historical facts are forward-looking statements within the meaning of the federal securities laws (Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934).  You can identify such forward-looking statements by the words “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “likely,” “possibly,” “probably,” “goal,” “opportunity,” “objective,” “target,” “assume,” “outlook,” “guidance,” “predicts,” “appears,” “indicator” and similar expressions.  Forward-looking statements involve a number of risks and uncertainties.  In the normal course of business, Insperity, Inc., in an effort to help keep our stockholders and the public informed about our operations, may from time to time issue such forward-looking statements, either orally or in writing.  Generally, these statements relate to business plans or strategies, projected or anticipated benefits or other consequences of such plans or strategies, or projections involving anticipated revenues, earnings, unit growth, profit per worksite employee, pricing, operating expenses or other aspects of operating results.  We base the forward-looking statements on our expectations, estimates and projections at the time such statements are made.  These statements are not guarantees of future performance and involve risks and uncertainties that we cannot predict.  In addition, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate.  Therefore, the actual results of the future events described in such forward-looking statements could differ materially from those stated in such forward-looking statements.  Among the factors that could cause actual results to differ materially are: (i) continued effects of the economic recession and general economic conditions; (ii) regulatory and tax developments and possible adverse application of various federal, state and local regulations; (iii) the ability to secure competitive replacement contracts for health insurance and workers’ compensation contracts at expiration of current contracts; (iv) increases in health insurance costs and workers’ compensation rates and underlying claims trends, health care reform, financial solvency of workers’ compensation carriers, other insurers or financial institutions, state unemployment tax rates, liabilities for employee and client actions or payroll-related claims; (v) failure to manage growth of our operations and the effectiveness of our sales and marketing efforts; (vi) changes in the competitive environment in the PEO industry, including the entrance of new competitors and our ability to renew or replace client companies; (vii) our liability for worksite employee payroll, payroll taxes and benefits costs; (viii) our liability for disclosure of sensitive or private information; (ix) our ability to integrate or realize expected returns on our Adjacent Business strategy, including acquisitions; and (x) an adverse final judgment or settlement of claims against Insperity.  These factors are discussed in further detail in Insperity’s filings with the U.S. Securities and Exchange Commission.  Any of these factors, or a combination of such factors, could materially affect the results of our operations and whether forward-looking statements we make ultimately prove to be accurate.

Except to the extent otherwise required by federal securities law, we do not undertake any obligation to update our forward-looking statements to reflect events or circumstances after the date they are made or to reflect the occurrence of unanticipated events.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information
(in thousands, except per share amounts and statistical data)

	June 30,	December 31,
	2012	2011
	(Unaudited)
Assets
Cash and cash equivalents	$180,590	$211,208
Restricted cash	44,580	44,737
Marketable securities	57,182	56,987
Accounts receivable	176,428	170,933
Prepaid insurance	18,152	21,300
Other current assets	8,133	11,488
Income taxes receivable	—	2,902
Deferred income taxes	2,851	3,233
Total current assets	487,916	522,788

Property and equipment, net	93,491	92,944
Prepaid health insurance	9,000	9,000
Deposits	59,217	54,960
Goodwill and other intangible assets, net	27,565	28,433
Other assets	4,868	4,134
Total assets	$682,057	$712,259

Liabilities and Stockholders’ Equity
Accounts payable	$2,873	$5,085
Payroll taxes and other payroll deductions payable	122,590	168,652
Accrued worksite employee payroll expense	144,885	130,317
Accrued health insurance costs	9,868	9,427
Accrued workers’ compensation costs	45,320	46,548
Accrued corporate payroll and commissions	13,474	22,383
Other accrued liabilities	14,008	13,814
Income taxes payable	1,429	—
Total current liabilities	354,447	396,226

Accrued workers’ compensation costs	63,664	60,054
Deferred income taxes	11,414	10,772
Total noncurrent liabilities	75,078	70,826

Stockholders’ equity:
Common stock	309	309
Additional paid-in capital	136,762	135,871
Treasury stock, cost	(139,467)	(134,647)
Accumulated other comprehensive income, net of tax	58	24
Retained earnings	254,870	243,650
Total stockholders’ equity	252,532	245,207
Total liabilities and stockholders’ equity	$682,057	$712,259

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended June 30,			Six months ended June 30,
	2012	2011	Change	2012	2011	Change

Operating results:
Revenues (gross billings of $3.039 billion, $2.731 billion, $6.271 billion and $5.619 billion, less worksite employee payroll cost of $2.520 billion, $2.258 billion, $5.156 billion and $4.610 billion, respectively)	$519,256	$472,903	9.8%	$1,114,433	$1,009,284	10.4%
Direct costs:
Payroll taxes, benefits and workers’ compensation costs	431,962	389,062	11.0%	924,135	834,484	10.7%
Gross profit	87,294	83,841	4.1%	190,298	174,800	8.9%
Operating expenses:
Salaries, wages and payroll taxes	40,047	38,467	4.1%	83,370	78,064	6.8%
Stock-based compensation	2,801	2,556	9.6%	4,956	4,346	14.0%
General and administrative expenses	18,494	17,023	8.6%	40,572	38,916	4.3%
Commissions	3,506	3,255	7.7%	6,941	6,351	9.3%
Advertising	8,566	7,539	13.6%	13,321	13,045	2.1%
Depreciation and amortization	4,465	3,601	24.0%	8,677	7,549	14.9%
Total operating expenses	77,879	72,441	7.5%	157,837	148,271	6.5%
Operating income	9,415	11,400	(17.4)%	32,461	26,529	22.4%
Other income:
Interest income, net	176	304	(42.1)%	464	588	(21.1)%
Income before income tax expense	9,591	11,704	(18.1)%	32,925	27,117	21.4%
Income tax expense	3,970	4,963	(20.0)%	13,420	11,590	15.8%
Net income	$5,621	$6,741	(16.6)%	$19,505	$15,527	25.6%
Less net income allocated to participating securities	(162)	(199)	(18.6)%	(564)	(463)	21.8%
Net income allocated to common shares	$5,459	$6,542	(16.6)%	$18,941	$15,064	25.7%
Basic net income per share of common stock	$0.22	$0.25	(12.0)%	$0.75	$0.59	27.1%
Diluted net income per share of common stock	$0.22	$0.25	(12.0)%	$0.75	$0.59	27.1%

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

	Three months ended			Six months ended
	June 30,			June 30,
	2012	2011	Change	2012	2011	Change

Statistical data:
Average number of worksite employees paid per month	124,219	114,656	8.3%	123,079	113,533	8.4%
Revenues per worksite employee per month (1)	$1,393	$1,375	1.3%	$1,509	$1,482	1.8%
Gross profit per worksite employee per month	234	244	(4.1)%	258	257	0.4%
Operating expenses per worksite employee per month	209	211	(0.9)%	214	218	(1.8)%
Operating income per worksite employee per month	25	33	(24.2)%	44	39	12.8%
Net income per worksite employee per month	15	20	(25.0)%	26	23	13.0%

(1)	Gross billings of $8,156, $7,938, $8,491 and $8,249 per worksite employee per month, less payroll cost of $6,763, $6,563, $6,982 and $6,767 per worksite employee per month, respectively.

Insperity, Inc.

Insperity, Inc.
Summary Financial Information (continued)
(in thousands, except per share amounts and statistical data)
(Unaudited)

GAAP to Non-GAAP Reconciliation Tables

	Three months ended			Six months ended
	June 30,			June 30,
	2012	2011	Change	2012	2011	Change

Payroll cost (GAAP)	$2,520,058	$2,257,602	11.6%	$5,156,187	$4,609,865	11.9%
Less: Bonus payroll cost	204,042	164,612	24.0%	571,865	469,461	21.8%
Non-bonus payroll cost	$2,316,016	$2,092,990	10.7%	$4,584,322	$4,140,404	10.7%

Payroll cost per worksite employee per month (GAAP)	$6,763	$6,563	3.0%	$6,982	$6,767	3.2%
Less: Bonus payroll cost per worksite employee per month	548	478	14.6%	774	689	12.3%
Non-bonus payroll cost per worksite employee per month	$6,215	$6,085	2.1%	$6,208	$6,078	2.1%

Non-bonus payroll cost represents payroll cost excluding the impact of bonus payrolls paid to the company’s worksite employees.  Bonus payroll cost varies from period to period, but has no direct impact to the company’s ultimate workers’ compensation costs under the current program.  As a result, Insperity management refers to non-bonus payroll cost in analyzing, reporting and forecasting the company’s workers’ compensation costs.

	Three months ended			Six months ended
	June 30,			June 30,
	2012	2011	Change	2012	2011	Change
Net income (GAAP)	$5,621	$6,741	(16.6)%	$19,505	$15,527	25.6%
Income tax expense	3,970	4,963	(20.0)%	13,420	11,590	15.8%
Interest expense	88	—	—	176	—	—
Depreciation and amortization	4,465	3,601	24.0%	8,677	7,549	14.9%
EBITDA	14,144	15,305	(7.6)%	41,778	34,666	20.5%
Stock-based compensation	2,801	2,556	9.6%	4,956	4,346	14.0%
	$16,945	$17,861	(5.1)%	$46,734	$39,012	19.8%

EBITDA represents net income computed in accordance with generally accepted accounting principles (“GAAP”), plus interest expense, income tax expense, depreciation and amortization expense.  Insperity management believes EBITDA is often a useful measure of the company’s operating performance, as it allows for additional analysis of the company’s operating results separate from the impact of taxes and capital and financing transactions on earnings.

Insperity, Inc.

Non-bonus payroll and EBITDA are not financial measures prepared in accordance with GAAP and may be different from similar measures used by other companies.  Non-bonus payroll and EBITDA should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. Insperity includes non-bonus payroll and EBITDA in this press release because the company believes they are useful to investors in allowing for greater transparency related to the costs incurred under the company’s workers’ compensation program and the company’s operating performance during the periods presented. Investors are encouraged to review the reconciliation of the non-GAAP financial measures used in this press release to their most directly comparable GAAP financial measures as provided in the tables above.